 Exhibit 10.32

FIRST AMENDMENT TO

SUBLICENSE AGREEMENT

This First Amendment to Sublicense Agreement (this “Amendment”) is made effective as of June 4, 2020, by and between Apexian Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 20 North Meridian Street, Suite 801, Indianapolis, IN 46204 (“Sublicensor”), and Ocuphire Pharma, Inc., a Delaware corporation, having its principal place of business at 37000 Grand River Avenue, Suite 120, Farmington Hills, MI 48335 (“Sublicensee”).

Background

The Sublicensee and Sublicensor have entered into a Sublicense Agreement dated January 21, 2020 (the “Sublicense Agreement”). The Sublicensee and the Sublicensor now wish to amend the Sublicense Agreement as provided herein.

Now, Therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Agreement

1.       Amendment of Section 2.9(a) of the Sublicense Agreement. Section 2.9(a) of the Sublicense Agreement is hereby amended by deleting the phrase “for the period of thirty (30) months from the Effective Date” and replacing it with “during the period from the Effective Date until December 31, 2022”.

2.       Amendment of Section 10.1(a) of the Sublicense Agreement. Section 10.1(a) of the Sublicense Agreement is hereby amended by (a) deleting the reference to “August 15, 2020” and replacing it with “December 31, 2020” and (b) deleting the reference to “September 15, 2020” and replacing it with “January 15, 2021”.

3.       Construction. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Sublicense Agreement. The terms of this Amendment amend and modify the Sublicense Agreement as if fully set forth in the Sublicense Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Sublicense Agreement, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Sublicense Agreement not specifically modified by this Amendment are preserved.

4.       Counterparts; Electronic Transmission. This Amendment may be executed in one or more counterparts and by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Michigan Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to the other party. No party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

signatures on the following pages

In Witness Whereof, this First Amendment to Sublicense Agreement is hereby executed effective as of the date first above written.

Sublicensor:		Sublicensee:

Apexian Pharmaceuticals, Inc.		Ocuphire Pharma, Inc.

By:	/s/ Timothy J. Tichenor	By:	/s/ Bernhard Hoffmann
Name: Timothy J. Tichenor		Name: Bernhard Hoffmann
Title: CFO		Title: VP – Business Dev. & Finance

Signature page to
First Amendment to Sublicense Agreement